Exhibit 10.24
EXECUTION VERSION
AMENDMENT LETTER

To:	TTM Technologies (Asia Pacific) Limited (formerly known as TTM Hong Kong Limited) (the Company) for itself and as agent for each of the other Obligors party to the Agreement (as defined below)

For the attention of:	Director — Mr. Kenton Kay Alder Director — Mr. Steven William Richards Director — Mr. Tang Chung Yen, Tom Director — Mr. Tang Ying Ming, Mai Director — Mr. Chung Tai Keung
22 July 2011
Dear Sirs,
US$582,500,000 credit agreement dated 16 November 2009 as amended and restated by a deed of amendment and restatement dated 30 March 2010 and further amended by an amendment and waiver letter dated 3 August 2010 (the Agreement) between (among others) the Company and The Hongkong and Shanghai Banking Corporation Limited as facility agent
1.	Background
(a)	This letter is supplemental to and amends the Agreement.

(b)
Pursuant to clause 31 (Amendments and waivers) of the Agreement, the Majority Lenders have consented to the amendments to the Agreement contemplated by this letter. Accordingly, we are authorised to execute this letter on behalf of the Finance Parties.

2.	Interpretation
(a)	Capitalised terms defined in the Agreement have the same meaning when used in this letter unless expressly defined in this letter.
(b)
The provisions of clause 1.2 (Construction) of the Agreement apply to this letter as though they were set out in full in this letter except that references to the Agreement are to be construed as references to this letter.

(c)
Effective Date means the date on which the Facility Agent gives the notification to the Company and the Lenders under paragraph 3(b) (Amendments) below or such other date as the Company and the Facility Agent agree.

3.	Amendments
(a)	Subject to subparagraph (b) below, the Agreement will be amended from the Effective Date as follows:
(i)	Paragraph (a) of subclause 21.3 (Compliance Certificate) will be deleted in its entirety and replaced with the following:
“(a)	Each of the Parent and the Company must supply to the Facility Agent a Compliance Certificate with each set of its financial statements sent by it to the Facility Agent under this Agreement.”
(ii)	The following definition of “Consolidated Current Liabilities (ex. long-term borrowings)” will be inserted in subclause 22.1 (Definitions) of the Agreement:
“Consolidated Current Liabilities (excluding current portion of long-term borrowings) means, at any time, the consolidated current liabilities (but excluding the current portion of the long-term borrowings at that time) of the Relevant Group at that time determined in accordance with GAAP.”
(iii)	Subclause 22.7 (Consolidated current assets) of the Agreement will be deleted in its entirety and be replaced by the following:
“22.7	Consolidated current assets
(a)
Subject to paragraphs (b) and (c) below, the Company must ensure that Consolidated Current Assets of the Group is at any time not less than 100 per cent. of Consolidated Current Liabilities (excluding current portion of long-term borrowings) of the Group at that time.

(b)	At any time from 31 December 2010 to (and including) 30 December 2011, Consolidated Current Assets of the Group is not less than 90 per cent. of Consolidated Current Liabilities of the Group.
(c)	At any time from 31 December 2011 to (and including) 30 December 2012, Consolidated Current Assets of the Group is not less than 83 per cent. of Consolidated Current Liabilities of the Group.”
(b)	The Agreement will not be amended by this letter unless the Facility Agent notifies the Company and the Lenders that it has received:
(i)	a copy of this letter countersigned by each Obligor; and
(ii)	all of the documents set out in and appearing to comply with paragraph 4 (Conditions precedent) below.
The Facility Agent must give this notification as soon as reasonably practicable.
4.	Conditions precedent
The conditions precedent to be delivered to the Facility Agent by the Company in accordance with paragraph 3(b) (Amendments) above are:
(a)
a copy of the constitutional documents of each Obligor or, if the Facility Agent already has a copy, a certificate of an authorised signatory of the respective Obligor confirming that the copy in the Facility Agent’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this letter;

(b)	a copy of a resolution of the board of directors of each Obligor approving the terms of, and the transactions contemplated by, this letter;

(c)	a copy of a resolution signed by all the holders of the issued shares in each Obligor (other than the Parent) approving the terms of, and the transactions contemplated by, this letter;
(d)	a specimen of the signature of each person authorised on behalf of each Obligor to sign this letter;
(e)
a certificate of an authorised signatory of each Obligor certifying that each copy document specified in this paragraph 4 is correct, complete and in full force and effect as at a date no earlier than the date of this letter; and

(f)
a copy of any other authorisation or other document, opinion or assurance which the Facility Agent (as advised by legal counsel) has notified each Obligor is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, this letter or for the validity and enforceability of this letter.

5.	Consents
(a)	Each Obligor agrees to the amendments of the Agreement as contemplated by this letter.
(b)	With effect from the Effective Date, each Obligor confirms that any security or guarantee created or given by it under a Finance Document will:
(i)	continue in full force and effect notwithstanding the terms of the Agreement being amended by this letter; and
(ii)	extend to the liabilities and obligations of the Obligors under the Finance Documents (including the Agreement as amended by this letter).
6.	Representations
Each Obligor confirms to each Finance Party that on the date of this letter and on the Effective Date the Repeating Representations:
(a)	are true; and
(b)	would also be true if references to the Agreement were construed as references to the Agreement as amended by this letter.
Each Repeating Representation is applied to the circumstances existing at the time the Repeating Representation is made.
7.	Miscellaneous
(a)	This letter is a Finance Document.
(b)	From the Effective Date, the Agreement and this letter will be read and construed as one document.
(c)	Except as otherwise provided in this letter, the Finance Documents remain in full force and effect.

(d)
No waiver of any provision of any Finance Document is given by the terms of this letter and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

(e)	This letter may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this letter.
8.	Governing law
This letter is governed by Hong Kong law.
If you agree to the terms of this letter, please sign where indicated below.
Yours faithfully,

/s/ Karen S H Hong For
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED
as Facility Agent for and on behalf of the other Finance Parties

FORM OF ACKNOWLEDGEMENT

We agree to the terms of this letter.

/s/ Authorized Signatory For and on behalf of
TTM TECHNOLOGIES ENTERPRISES (HK) LIMITED
(formerly known as MEADVILLE ENTERPRISES (HK) LIMITED)

/s/ Authorized Signatory For and on behalf of
MICA-AVA CHINA LIMITED

/s/ Authorized Signatory For and on behalf of
ORIENTAL PRINTED CIRCUITS LIMITED

/s/ Authorized Signatory For and on behalf of
MTG (PCB) NO. 2 (BVI) LIMITED

/s/ Authorized Signatory For and on behalf of
OPC MANUFACTURING LIMITED

/s/ Authorized Signatory For and on behalf of
TTM TECHNOLOGIES (ASIA PACIFIC) LIMITED
(formerly known as TTM HONG KONG LIMITED)

/s/ Steven W. Richards For and on behalf of
TTM TECHNOLOGIES, INC.

/s/ Authorized Signatory For and on behalf of
MTG MANAGEMENT (BVI) LIMITED

/s/ Authorized Signatory For and on behalf of
MTG PCB (BVI) LIMITED